Exhibit 99.1

Press Release

For Immediate Release

Cowen Group, Inc. Announces 2010 First Quarter Financial Results

New York, May 12, 2010 - Cowen Group, Inc. (NASDAQ: COWN) today announced its operating results for the first quarter ended March 31, 2010.

2010 First Quarter GAAP Financial Overview

As a result of the business combination of Ramius LLC (“Ramius”) and Cowen Group, Inc. (“Cowen”) on November 2, 2009, the Company’s 2009 GAAP first quarter results reflect three months of legacy Ramius results only.  2010 GAAP first quarter results reflect three months of the combined business.

For the first quarter of 2010, the Company reported a GAAP net loss of $13.0 million, or $0.18 per share, compared to a GAAP net loss of $8.8 million in the first quarter of 2009, or $0.23 per share.  GAAP revenue in the 2010 first quarter was $56.3 million, as compared to $20.7 million in the prior year period.

Pro Forma Economic Loss

For the purpose of providing more detailed disclosure, the Company is also reporting pro forma economic income (loss) (“Economic Income (Loss)”) representing the combined first quarter results for both legacy Ramius and Cowen in 2009.  These figures reflect the combination of Economic Income (Loss) for each entity during this period.

Throughout the remainder of this press release the Company presents Economic Income (Loss) financial measures that are not prepared in accordance with GAAP.  Economic Income (Loss) is considered by management to be a supplemental measure to the GAAP results and is intended to provide a more complete presentation of the Company’s performance as management measures it.  The primary differences between GAAP and Economic Income (Loss) are the elimination of the impact of consolidation for any of our funds (both 2009 and 2010), the exclusion of any goodwill impairment charges (there were no charges for goodwill impairment in either period) and the exclusion of reorganization expenses in connection with the transaction and transaction-related equity awards (2010 first quarter only).  For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section below.

Summary Information

•                  Revenue for the 2010 first quarter increased to $61.7 million, up 10% compared to $55.9 million in the first quarter of 2009.

•                  Economic Loss was reduced to $11.1 million for the 2010 first quarter from $15.7 million in the first quarter of 2009.

•                  Compensation and benefits expense was reduced to $41.3 million for the 2010 first quarter, down 6% from $44.1 million in the first quarter of 2009.

•                  Non-compensation expenses increased to $33.3 million, up 7% from $31.0 million in the first quarter of 2009 due in part to increased trade-related expenses in our brokerage business.

•                  Assets under management increased to $7,865 million as of April 1, 2010, compared to $7,847 million as of January 1, 2010.  The increase resulted from performance-related appreciation in assets under management of $88 million partially offset by net redemptions of $71 million, including redemptions effective on April 1, 2010.

•                  2010 first quarter returns (net of fees) were positive across the firm’s product offerings.

•                  2010 first quarter investment income increased to $11.4 million, as compared to an investment loss of $0.4 million in the prior year period.

•                  Investment banking revenues increased by 15% to $6.0 million in the 2010 first quarter, as compared to $5.2 million in the prior year period.

•                  In the 2010 first quarter, brokerage revenues decreased 18% to $29.6 million versus the prior year period, as compared to a 26% year-over-year decline in industry-wide volumes during the quarter.(1)

“The end of the first quarter marks five months of Cowen and Ramius operating as a combined company.  Our integration efforts are progressing and we are continuing to evaluate and develop the processes and structures for each of our businesses,” said Peter Cohen, Chairman and Chief Executive Officer of Cowen Group.

“At Ramius, we have been taking proactive steps to restructure aspects of the alternative investment management business, including streamlining management, focusing resources on those products and strategies that have exhibited both client and market-driven demand and closing certain products that have limited growth potential.  The evolution of our business is clearly directed towards providing clients with distinct options to invest in liquid strategies and longer term investment strategies.  Led by Tom Strauss, appointed President and CEO of the Alternative Investment Management business earlier this year, we will continue to build on recent positive developments and offer our institutional and private clients a diversified suite of value-added products and solutions.

“At Cowen and Company, we have begun the process of refocusing our investment banking efforts on originating business with companies in our areas of core expertise.  In addition, we

(1) Source: Bloomberg.  Industry-wide volume trend is based on aggregate NYSE and NASDAQ trading volumes.  NYSE activity includes total volume of shares traded for all securities on NYSE using only NYSE volume. NASDAQ activity based on the NASDAQ Composite Total Volume Index.

have selectively added to our research footprint, our capital markets capabilities, and are beginning to see more activity in Cowen Latitude, our investment banking business in China.

“We remain excited about what our efforts will produce as we continue positioning Cowen Group to take advantage of future growth opportunities.  We are fully committed to building a successful business for the long term and enhancing value for our shareholders.”

2010 First Quarter Economic Loss

Overview

Economic Loss for the first quarter of 2010 was $11.1 million, as compared to an Economic Loss of $15.7 million for the first quarter of 2009.

Economic Loss described above excludes the impact of equity award expense related to grants made in connection with the business combination of $2.1 million in the first quarter of 2010.  Transaction-related equity award expense is expected to be $9.1 million for the 2010 full-year.

Economic Loss excluding certain non-cash items was $6.5 million in 2010 first quarter, as compared to $3.0 million in the first quarter of 2009.  Non-cash items are described in detail below and are reconciled to Economic Loss in the “Non-GAAP Financial Measures” section below.

Economic Loss in the first quarter of 2010 included non-cash deferred compensation expenses of $2.0 million, as compared to $8.5 million in the first quarter of 2009.

Economic Loss in the 2010 and 2009 first quarters included $0.1 million and $2.1 million, respectively, of non-cash, negative incentive fees due to the reversal of previously booked incentive fees and a subordination agreement with an investor in certain real estate funds.

Other non-cash expenses include depreciation and amortization.  The depreciation and amortization expense for the first quarter of 2010 was $2.5 million, compared to $2.0 million in the first quarter of 2009.

Total Revenues

Total revenues for the 2010 first quarter were $61.7 million, a 10% increase compared to revenue of $55.9 million in the first quarter of 2009.

The increase in revenue was primarily due to an increase in investment income, positive incentive income and a slight increase in investment banking performance.  These increases were partially offset by lower management fees and a reduction in brokerage revenue as weak cash equity volumes continued throughout the first quarter of 2010.

Compensation and Benefits Expense

Compensation and benefits expense for the first quarter 2010 was $41.3 million, a 6% decline as compared to $44.1 million in the first quarter of 2009.  Compensation and benefits excludes transaction-related award expense of $2.1 million for the first quarter of 2010.

Employee compensation and benefits expense for the first quarter of 2010 included $2.0 million in share-based and other non-cash deferred compensation expense.  Employee compensation and benefits expense as a percentage of total revenues was 67%.

Non-Compensation Expenses

Non-compensation expenses for the 2010 first quarter were $33.3 million, up 7% compared to $31.0 million for the first quarter of 2009.  The year-over-year increase was primarily due to increased trade-related expenses in our brokerage business and higher travel and entertainment expenses as a result of increased activity levels in the 2010 period.

Alternative Asset Management

Assets Under Management

As of April 1, 2010, the Company had assets under management of $7,865 million compared to assets under management of $7,848 million as of January 1, 2010.  The $17 million increase in assets under management during this period resulted from an $88 million performance-related appreciation in assets, partially offset by $71 million in net redemptions (including redemptions effective on April 1, 2010).

Refer to the “Assets under management by platform” table below for a breakout of total assets under management as of April 1, 2010.

Assets Under Management by Platform:

Platform	Total Assets under Management		Primary Strategies
	(dollars in millions)

Hedge Funds	$1,703	(1)	Multi-Strategy
			Single Strategy

Fund of Funds	1,801	(2)	Multi-Strategy
			Single Strategy
			Customized Solutions
			Hedging Strategies
			Commodity Trading Advisory
	555		Advisory

Real Estate (3)	1,628	(4)	Debt
			Equity

Cowen Healthcare Royalty Partners (5)	903	(4)	Royalty Interests

Other (6)	1,275		Cash Management
			Mortgage Advisory

Total	$7,865

(1)          This amount includes the Company’s invested capital of approximately $256 million as of April 1, 2010.

(2)          This amount includes the Company’s invested capital of approximately $32 million as of April 1, 2010.

(3)          Ramius owns between 30% and 55% of the general partners of the real estate business. We do not possess unilateral control over any of these general partners.

(4)          This amount reflects committed capital.

(5)          The Company shares the management fees from the CHRP Funds equally with the founders of the CHRP Funds. In addition, the Company receives a share of the carried interests of the general partners of the CHRP Funds of between 33.3% and 40.2%.

(6)          Ramius’s cash management services business provides clients with investment guidelines for managing cash and establishes investment programs for managing their cash in separately managed accounts. Ramius also provides mortgage advisory services where Ramius manages collateralized debt obligations (“CDOs”) held by investors and liquidates CDOs that were historically managed by others.

Assets Under Management by Period:

	Three Months Ended	Three Months Ended
	January 1, 2010	April 1, 2010

Beginning Assets under Management (1)	$7,897,068	$7,847,712
Net Subscriptions (Redemptions)	(109,471)	(70,511)
Net Performance (2)	60,115	87,949

Ending Assets under Management	$7,847,712	$7,865,150

(1)          Beginning assets under management is as of October 1, 2009, for the three months ended January 1, 2010, and as of January 1, 2010, for the three months ended April 1, 2010.

(2)          Net performance is net of all management and incentive fees and includes the effect of any foreign exchange translation adjustments and leverage in certain funds.

Fund Performance

The table below sets forth performance information as of March 31, 2010, for the Company’s funds with assets greater than $200 million as well as information with respect to the firm’s largest single-strategy hedge fund. The performance reflected below is representative of the net return of the most recently issued full fee paying class of fund interests offered for the respective fund. The net returns are net of all management and incentive fees, and are calculated monthly based on the change in an investor’s current month ending equity as a percentage of their prior month’s ending equity, adjusted for the current month’s subscriptions and redemptions. Such returns are compounded monthly in calculating the final net year to date return.  Performance information for the Cowen Healthcare Royalty Partners funds are not presented due to existing confidentiality provisions.

Fund Performance by Period:

			Performance for
			3 Months Ended		Year Ended December 31,
Platform	Strategy	Largest Fund (1)	March 31, 2010		2009		2008		2007

Hedge Funds	Multi-Strategy	Ramius Multi-Strategy Fund Ltd	2.25%		8.50%		(22.64	)%(2)	6.05%
		(Inception Jan. 1, 1996)
		Ramius Enterprise LP	1.93%		4.92%		(25.38	)%(2)	24.91	%(3)
		(Inception Jan. 1, 2008)
	Single Strategy	Ramius Value and Opportunity	7.80%		16.88%		(20.81)%		6.34%
		Overseas Fund Ltd.
		(Inception Mar. 1, 2006)

Fund of Funds	Managed Accounts	Activist Portfolio with Hedging Overlay	2.94%		12.03%		(8.90)%		2.47%
		(Inception Sept. 1, 2007)
		Low Volatility Multi-Strategy Fund	1.55%		7.91%		(18.17)%		9.41%
		(Inception Aug. 1, 2005)

Real Estate	Debt	RCG Longview Debt Fund IV, L.P.	2.93	%(4)	(19.46	)%(4)	(8.57)%		8.34%
		(Inception Nov. 12, 2007)
	Equity	RCG Longview Equity Fund, L.P.	8.01	%(4)	(0.87	)%(4)	(14.85)%		(3.64)%
		(Inception Nov. 22, 2006)

Other	Cash Management		0.67%		(0.28)%		3.67%		5.24%

(1)          Comprised of funds with assets under management greater than $200 million (excluding CHRP) and Ramius’s largest single-strategy fund. The inception date for a fund represents the initial date that the fund accepted capital from third party investors. As of April 1, 2010, the net assets of the funds presented above were $3.56 billion, or 45.2% of the total assets under management as of April 1, 2010 of $7.87 billion. These funds represent funds with net assets greater than $200 million (excluding CHRP) and Ramius’ largest single-strategy hedge fund. Excluded from the table above are funds with $4.31 billion in the aggregate, or 54.8% of total assets under management as of April 1, 2010. These include a total of 67 smaller individual funds and managed accounts, and the Cowen Healthcare Royalty Partners fund.

(2)          Performance does not reflect any decrease in valuation for LBIE assets which have been segregated.

(3)          Reflects returns on Ramius’s own invested capital prior to the creation of the Enterprise Fund with the application to such performance of (i) an annual management fee of 2% on average invested assets; (ii) an annual performance fee of 20% on net income; and (iii) annual estimated expenses of 0.26% on average invested assets.

(4)          Returns for each year represent net internal rates of return to limited partners after management fees and incentive allocations, if any, and are computed on a year-to-year basis consistent with industry standards. Incentive allocations are computed based on a hypothetical liquidation of net assets of each fund as of the balance sheet date. Returns are calculated for the investors as a whole. The computation of such returns for an individual investor may vary from these returns based on different management fee and incentive arrangements and the timing of capital transactions. The hypothetical liquidation value may not reflect the ultimate value that may be realized from the real estate investments, particularly given the relatively long period of time that the real estate investments may be held under the terms of the real estate fund documents.

The hedge funds and fund of funds listed above have perpetual high-water marks.  These high-water marks require the funds to recover cumulative losses before the Company can begin to earn incentive income in 2010 and beyond on the assets that suffered losses in 2008.  Since December 2009, the Activist Portfolio with Hedging Overlay Fund has achieved returns in excess of its high-water mark threshold for an investor who had participated fully in the 2008 loss and the subsequent gains.  In order for the Company to earn an incentive fee from an investor who had participated fully in the 2008 loss and the subsequent gains for the Ramius Value and Opportunity Overseas Fund Ltd, the fund would have to increase its respective net asset value by 0.19%, net of management fees.  In order for the Company to earn an incentive fee from an investor who had participated fully in the 2008 loss and the subsequent gains, for each of the following multi-strategy funds: Ramius Multi-Strategy Fund Ltd, Ramius Enterprise LP and the Low Volatility Multi-Strategy Fund, the funds would have to increase their respective net asset values by 23.07%, 29.08% and 12.26%, respectively, net of management fees.

Strategic Changes to Multi-Strategy Products

The Company has taken proactive steps to restructure aspects of its alternative investment management business towards clearly defined liquid strategies and longer term investments and to close certain products that have limited growth potential.  Given the potential impact of currently known and expected redemptions on remaining clients that may negatively impact both portfolio liquidity and, potentially, performance going forward, management has decided that the Ramius Multi-Strategy and Ramius Enterprise funds will be closed.  Investors will be presented with a variety of options in regards to the liquid portion of their investment in each fund, taking into consideration that not all investors have elected to redeem.

Since over 50% of the current assets under management in Ramius Enterprise LP represents the Company’s balance sheet, capital will be retained in the same securities or assets and actively managed by the existing investment professionals in substantially similar investment strategies.

Additionally, redemptions in Ramius Multi-Strategy Fund triggered certain contractual rights held by affiliates of UniCredit (“UniCredit”), which would have allowed them to withdraw their assets held in that Fund upon 30 days notice.  UniCredit has instead agreed to extend the time period pursuant to which the Company must return the bulk of its investments in our funds to the end of 2010.  The financial impact resulting from UniCredit’s redemption of $668 million from a variety of Ramius products, including a fund of funds managed account, by the end of the calendar year is estimated to be approximately $2.1 million of management fee revenue for the remainder of the year. In addition, the remaining 50% of UniCredit’s Cowen Group shares that were not released from lock-up at the beginning of May will be released from the existing lock-up agreement.

Due to the retention of both core trading positions and investment professionals as noted above, as well as the more liquid nature of the assets involved, we believe the process of returning capital to investors in the two existing multi-strategy funds should not have a negative effect on other investment products that we manage.

The Company’s institutional and private clients will continue to have access to a premier suite of products and solutions that encompass both liquid strategies like Ramius Value and Opportunity, our Global Credit Fund, our replication platform, and our new Ramius Trading Strategies managed account platform, as well as our longer term investment funds like our Real Estate funds and funds managed by Cowen Healthcare Royalty Partners.

Brokerage

The Company’s brokerage revenue decreased $6.4 million, or 18%, to $29.6 million for the 2010 first quarter, compared to $36.0 million in the first quarter of 2009.

The first quarter decrease was primarily associated with decreased customer activity in the Company’s facilitation business.  The decrease reflects an industry-wide decline in transaction volumes; aggregate NYSE and NASDAQ trading volumes declined by 26% in the first quarter, as compared to the prior year period. (2)

Investment Banking

Investment banking revenue was $6.0 million in the first quarter of 2010, an increase of $0.8 million, or 15%, compared to $5.2 million in the first quarter of 2009.  The first quarter’s results reflected increased revenue from strategic advisory activities.

(2) Source: Bloomberg.  Industry-wide volume trend is based on aggregate NYSE and NASDAQ trading volumes.  NYSE activity includes total volume of shares traded for all securities on NYSE using only NYSE volume. NASDAQ activity based on the NASDAQ Composite Total Volume Index.

•                  Equity underwriting revenue was $1.4 million in the first quarter of 2010, relatively flat compared to $1.5 million in the prior year period.  During the first quarter of 2010, the Company completed four underwritten transactions with an aggregate transaction value of $379 million, as compared to one transaction in the first quarter of 2009 with a transaction value of $320 million.

•                  Private placement and registered direct revenue was $0.6 million in the first quarter of 2010, relatively flat compared to $0.7 million in the first quarter of 2009.  During the first quarter of 2010, the Company completed one private transaction, as compared to two transactions in the first quarter of 2009.

•                  Strategic advisory revenue was $4.0 million in the first quarter of 2010, an increase of $0.9 million, or 29%, compared to $3.1 million in the first quarter of 2009.  During the first quarter of 2010, the Company completed four strategic advisory assignments with an aggregate disclosed value of $148 million.

Earnings Conference Call with Management

The Company will host a conference call to discuss its first quarter financial results on Wednesday, May 12, 2010, at 9:00 am EST.  The call can be accessed by dialing 1-866-713-8395 domestic or 1-617-597-5309 international.  The passcode for the call is 49309067.  A replay of the call will be available beginning at 12:00 pm May 12, 2010 through May 19, 2010.  To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 57456869.  The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm providing alternative investment management, investment banking, research, and sales and trading services through its business units, Ramius and Cowen and Company. Its alternative investment management products include hedge funds, fund of funds, real estate, healthcare royalty funds and cash management, offered primarily under the Ramius name. Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:	Cowen Group, Inc.
CONTACT:	Chris White, Chief of Staff
Cowen Group, Inc.
646-562-1197

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009
Revenues
Investment banking	$6,005	$—
Brokerage	29,575	—
Management fees	9,270	11,511
Incentive income	2,093	—
Interest and dividends	804	91
Reimbursement from affiliates	1,742	3,394
Other	622	1,019
Consolidated Funds
Interest and dividends	5,781	4,626
Other	366	84
Total revenues	56,258	20,725
Expenses
Employee compensation and benefits	43,433	14,907
Floor brokerage and trade execution	5,028	—
Interest and dividends	446	349
Professional, advisory and other fees	2,388	2,008
Service fees	3,812	606
Communications	3,302	274
Occupancy and equipment	5,629	2,531
Depreciation and amortization	2,494	1,236
Client services and business development	4,164	1,485
Other	7,386	2,133
Consolidated Funds
Interest and dividends	1,568	2,410
Professional, advisory and other fees	678	840
Floor brokerage and trade execution	709	—
Other	204	127
Total expenses	81,241	28,906
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	1,524	259
Consolidated Funds net gains (losses):
Net realized and unrealized gains (losses) on investments and other transactions	19,218	12,667
Net realized and unrealized gains (losses) on derivatives	(220)	(17,355)
Net gains (losses) on foreign currency transactions	(725)	1,341
Total other income (loss)	19,797	(3,088)

Loss before income taxes	(5,186)	(11,269)
Income tax benefit	(266)	(66)
Net loss	(4,920)	(11,203)
(Net income) loss attributable to noncontrolling interests in consolidated subsidiaries	(8,056)	2,404
Net loss attributable to Cowen Group, Inc.	$(12,976)	$(8,799)
Earnings (loss) per share:
Basic	$(0.18)	$(0.23)
Diluted	$(0.18)	$(0.23)

Weighted average shares used in per share data:
Basic	72,509	37,537
Diluted	72,509	37,537

Other Metrics at March 31, 2010 and 2009
Cowen Group, Inc. stockholders’ equity	$464,605	$323,795
Common shares outstanding	74,743	37,537
Book value per share	$6.22	$8.63
Tangible book value per share *	$5.65	$8.08

*                 Tangible book value per share, a non-GAAP financial measure, at March 31, 2010, is calculated as follows: Cowen Group, Inc. stockholders’ equity, less $42.7 million of goodwill and intangible assets, divided by common shares outstanding.  Tangible book value per share at March 31, 2009, is calculated as follows: Cowen Group, Inc. stockholders’ equity, less $20.6 million of goodwill and intangible assets, divided by common shares outstanding.

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as pro forma Economic Income (Loss) and pro forma Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its business and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

Pro Forma Economic Income (Loss)

Pro forma Economic Income (Loss) may not be comparable to similarly titled measures used by other companies. Cowen uses pro forma Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Pro forma Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at pro forma Economic Income (Loss) described below, pro forma Economic Income has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Pro forma Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

In general, pro forma Economic Income (Loss) is a pre-tax measure that (i) presents the Company’s results of operations without the impact resulting from the consolidation of any of the funds, (ii) excludes goodwill impairment, and (iii) excludes the reorganization expenses for the transaction and one-time equity awards made in connection with the transaction. In addition, pro forma Economic Income revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For GAAP purposes, these items are included in each of their respective line items. Pro forma Economic Income revenues also includes management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities. For GAAP purposes, all of these items are recorded in other income (loss). In addition, pro forma Economic Income expenses are reduced by reimbursement from affiliates, which for GAAP purposes is shown as part of revenue.

Additionally, we have reported in this press release our pro forma Economic Income (Loss) excluding certain non-cash expenses.  We have adjusted pro forma Economic Income (Loss) by the following non-cash expense items:

•                  Depreciation and amortization,

•                  Share-based and other non-cash deferred compensation expense, and

•                  Real estate related incentive fee losses due to certain claw back and subordination agreements with investors in certain real estate funds.

Management believes that the non-GAAP calculation of pro forma Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Pro Forma Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended
	March 31,
	2010	2009
Revenues
Investment banking	$6,005	$5,227
Brokerage	29,575	36,011
Management fees	12,615	16,842
Incentive income	1,982	(2,122)
Investment income	11,421	(439)
Other revenue	73	359
Total revenues	61,671	55,878
Expenses
Employee compensation and benefits	41,320	44,052
Interest and dividends	116	342
Non-Compensation expenses	33,251	30,975
Reimbursement from affiliates	(1,887)	(3,414)
Total expenses	72,800	71,955
Net economic income (loss) before non-controlling Interests	(11,129)	(16,077)
Non-controlling interests	—	372
Pro forma economic income (loss)	$(11,129)	$(15,705)

Pro Forma Economic Income (Loss) Excluding Certain Non-cash Items

Pro forma economic income (loss)	$(11,129)	$(15,705)
Exclusion of depreciation and amortization expense	2,494	2,038
Exclusion of share-based and other non-cash deferred compensation expense	2,049	8,532
Exclusion of real estate related incentive fee loss	111	2,123
Pro Forma Economic Income (Loss) Excluding Certain Non-cash Items	$(6,475)	$(3,012)

Cowen Group, Inc.

Unaudited Reconciliation of Pro Forma Economic Income and GAAP Income for the Three Months Ended March 31, 2010

(Dollar amounts in thousands)

	Three Months Ended March 31, 2010
		Adjustments
	GAAP	Other		Funds	Pro Forma
	Income	Adjustments		Consolidation	Economic Income
Revenues
Investment banking	$6,005	—		—	$6,005
Brokerage	29,575	—		—	29,575
Management fees	9,270	2,450	(a)	895	12,615
Incentive income	2,093	(111	)(a)	—	1,982
Investment Income	—	11,421	(c)	—	11,421
Interest and dividends	804	(804	)(c)	—	—
Reimbursement from affiliates	1,742	(1,887	)(b)	145	—
Other Revenue	622	(549	)(c)	—	73
Consolidated Funds	6,147	—		(6,147)	—
Total revenues	56,258	10,520		(5,107)	61,671

Expenses
Compensation & Benefits	43,433	(2,113)		—	41,320
Interest and dividends	446	(330	)(c)	—	116
Non-compensation expenses	34,203	(952	)(c)(d)	—	33,251
Reimbursement from affiliates	—	(1,887	)(b)	—	(1,887)
Consolidated Funds	3,159	—		(3,159)	—
Total expenses	81,241	(5,282)		(3,159)	72,800

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	1,524	(1,524	)(c)	—	—
Consolidated Funds net gains (losses)	18,273	(12,165)		(6,108)	—
Total other income (loss)	19,797	(13,689)		(6,108)	—

Income (loss) before income taxes and non-controlling interests	(5,186)	2,113		(8,056)	(11,129)

Income taxes (Benefit)	(266)	266	(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(4,920)	1,847		(8,056)	(11,129)

(Income) loss attributable to non-controlling interests	(8,056)	—		8,056	—
Economic Income (Loss) / Net income (loss) available to all Members	$(12,976)	$1,847		—	$(11,129)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)          Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of revenues of certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

(b)         Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)          Economic Income recognizes our income from proprietary trading, net of related expenses.

(d)         Economic Income recognizes our proportionate share of expenses for certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Pro Forma Economic Income and GAAP Income for the Three Months Ended March 31, 2009

(Dollar amounts in thousands)

	Three Months Ended March 31, 2009
		Adjustments
	GAAP	Other		Three Months	Funds	Pro Forma
	Income	Adjustments		Legacy Cowen	Consolidation	Economic Income
Revenues
Investment banking	—	—		$5,227	—	$5,227
Brokerage	—	—		36,011	—	36,011
Management fees	11,511	2,075	(a)	2,246	1,010	16,842
Incentive income	—	(2,122	)(a)	—	—	(2,122)
Investment Income	—	441	(c)	181	(1,061)	(439)
Interest and dividends	91	(91	)(c)	—	—	—
Reimbursement from affiliates	3,394	—	(b)	—	(3,394)	—
Other Revenue	1,019	(660	)(c)	—	—	359
Consolidated Funds	4,710	—		—	(4,710)	—
Total revenues	20,725	(357)		43,665	(8,155)	55,878

Expenses
Compensation & Benefits	14,907	—		29,145	—	44,052
Interest and dividends	349	(7	)(c)	—	—	342
Non-compensation expenses	10,273	(609	)(c)(d)	21,311	—	30,975
Reimbursement from affiliates	—	—	(b)	—	(3,414)	(3,414)
Consolidated Funds	3,377	—		—	(3,377)	—
Total expenses	28,906	(616)		50,456	(6,791)	71,955

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	259	(259	)(c)	—	—	—
Consolidated Funds net gains (losses)	(3,347)	—		—	3,347	—
Total other income (loss)	(3,088)	(259)		—	3,347	—

Income (loss) before income taxes and non-controlling interests	(11,269)	—		(6,791)	1,983	(16,077)

Income taxes (Benefit)	(66)	66	(b)	—	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(11,203)	(66)		(6,791)	1,983	(16,077)

(Income) loss attributable to non-controlling interests	2,404	—		(49)	(1,983)	372
Economic Income (Loss) / Net income (loss) available to all Members	$(8,799)	$(66)		$(6,840)	—	$(15,705)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Three Months Legacy Cowen:  The impact of legacy Cowen’s operating results for the three month period ended March 31, 2009, are included in Economic Income, but are not included in GAAP income.

Other Adjustments:

(a)     Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of revenues of certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

(b)    Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)     Economic Income recognizes our income from proprietary trading net of related expenses.

(d)    Economic Income recognizes our proportionate share of expenses for certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.